ADT LLC Administrative Committee

Certificate of Committee Action

Pursuant to the authority granted to the Administrative Committee in accordance with the Administrative Committee Charter, which gives the Administrative Committee plan sponsor authority to adopt amendments to the retirement plans and programs sponsored by ADT LLC (the "Company"), so long as the aggregate cost with respect to each amendment that is adopted does not exceed $200,000, and by acting in their capacity as members of the Administrative Committee, do hereby take the following actions:

1. Adopt Amendment 2018-1 to the ADT LLC Supplemental Savings and Retirement Plan (the "SSRP"). Certify and adopt Amendment 2018-1 to the SSRP in substantially the same form as attached hereto as of the effective date set forth in Amendment 2018-1 to include Bonus Compensation when determining whether an employee is expected to meet the highly compensated employee dollar threshold for the definition of an Eligible Employee under the SSRP.

Executed as of this 24th day of December, 2018.

1-24-2018	[signature]
Date	Brian Casey
1/24/18	[signature]
Date	Howard Perlman
1/31/18	[signature]
Date	Deepika Yelamanchi

AMENDMENT 2018-1
TO THE
ADT LLC SUPPLEMENTAL SAVINGS AND RETIREMENT PLAN

The ADT LLC Supplemental Savings and Retirement Plan, as amended and restated as of April 1, 2017 (the "Plan"), is hereby amended effective January __, 2018 as follows:

1. The first sentence of Section 2.25 (Eligible Employee) is hereby amended and restated in its entirety to read as follows:

> "Eligible Employee" for all purposes under this Plan (other than eligibility for a Company Credit prior to January 1, 2014 under Section 6.3) includes any employee of the Company who is (i) a U.S. citizen or a resident alien permanently assigned to work in the United States, (ii) paid on the United States payroll (other than Puerto Rico), (iii) either (a) subject to the requirements of Section 16(a) of the Exchange Act, (b) included in career band 0, 1, 2 or 3 of the Company's pay scale, or (c) included in career band 4 of the Company's pay scale and participated in this Plan during the 2013 Plan Year, (iv) expected to be paid a Base Salary plus Bonus Compensation, if any, for the next relevant Plan Year for which the individual is completing an Enrollment and Payment Agreement that equals or exceeds the "highly compensated employee" dollar threshold under Section 414(q)(1)(B) in effect during the Plan Year in which the individual enrolls and (v) has management responsibility.